UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 09, 2026 Date of Report (Date of earliest event reported)

Exzeo Group, Inc.

(Exact name of Registrant as specified in its charter)

Florida	001-42937	85-2578837
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Century Park Drive
Tampa, Florida		33607
(Address of principal executive offices)		(Zip Code)

813 776-1000 (Registrant's telephone number including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	XZO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

Exzeo Group, Inc. held its Annual Meeting of Shareholders on June 9, 2026. Two matters were voted upon at the meeting: (1) the election of two Class A directors, each to serve for a three-year term until the 2029 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, or until such director's earlier resignation, retirement, or removal; (2) the ratification of the appointment of Forvis Mazars, LLP as Exzeo's independent registered public accounting firm for the fiscal year ending December 31, 2026.

Proposal 1:

Paresh Patel and Irene Hurst were elected to the board of directors at the meeting. The number of votes cast for and the number of votes withheld as to each director nominee appear below.

Director Nominee	For	Withheld
Paresh Patel	84,021,405	231,361
Irene Hurst	81,836,620	2,416,146

The number of votes cast for, against and abstaining in the second matter voted upon appear below.

Proposal 2:

Ratification of the appointment of Forvis Mazars, LLP, as Exzeo's independent registered public accounting firm for the fiscal year ending December 31, 2026.

For	Against	Abstained
85,524,086	12,889	101,423

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exzeo Group, Inc.

Date:	June 10, 2026	By:	/s/ Brook A. Baker
Brook A. Baker Secretary and General Counsel